Exhibit 5.1

[OPPENHEIMER WOLFF & DONNELLY LLP LETTERHEAD]

October 7, 2008

Northern Technologies International Corporation

4201 Woodland Road

Circle Pines, MN  55014

Re:                             Northern Technologies International Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Northern Technologies International Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the proposed public offering of up to $50,000,000 in aggregate amount (the “Amount”) of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) warrants (the “Warrants”) to purchase Common Stock; and/or (iv) units comprised of one or more shares of Common Stock and Warrants (the “Units”), up to the Amount.

The Common Stock, Warrants and Units are herein referred to as “Securities.”  The Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

a.                                       An executed copy of the Registration Statement.

b.                                      The Restated Certificate of Incorporation of the Company (the “Charter”), as certified by the Secretary of State of the State of Delaware on November 21, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

c.                                       The Amended and Restated Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

d.                                      Resolutions of the Board of Directors of the Company adopted by unanimous written consent without a meeting held effective as of September 16, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and other related matters (the “Securities Resolutions”).

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.  In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Charter, Bylaws and applicable Delaware law (each, a “Board Action”) in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Warrants will be issued under one or more warrant agreements, which will state that Minnesota law governs; (iv) any Units will be issued under one or more unit agreements, which will state that Minnesota law governs; (v) the Securities will be delivered against payment of valid consideration therefore, and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and (vi) the Company will remain a Delaware corporation.

 To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants or any unit agreement for any Units, namely, the warrant agent or unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement or unit agreement; that such warrant agreement or unit agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement or unit agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or unit agreement.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.                                     With respect to any Common Stock (including any Common Stock contained in Units or issued upon the exercise of Warrants) upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors, which consideration per share is not less than the par value per share and (iii) in the case of any Common Stock to be issued upon the exercise of Warrants, due exercise of and payment of the exercise price specified in such Warrants, the Common Stock will be validly issued, fully paid and nonassessable.

2.                                     With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of a warrant agreement, (ii) due execution and delivery of a warrant agreement on behalf of the Company and the parties named therein, and (iii) due execution, countersignature, issuance and delivery of the Warrants against payment of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement and such agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.                                     With respect to any Units, upon (i) final Board Action authorizing the creation and issuance of such Units (including the Securities which comprise such Units) in accordance with the terms of the Charter, the Bylaws and applicable law, (ii) final Board Action authorizing execution and delivery of any unit agreement, (iii) due execution and delivery of any applicable unit agreement on behalf of the Company and the parties named therein, and (iv) due execution, countersignature, issuance and delivery of the Units against payment of the consideration therefor specified in any applicable underwriting agreement, purchase agreement or similar agreement approved by the Board of Directors and otherwise in accordance with any applicable unit agreement and such agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to:  (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution which may be limited by applicable law or equitable principles; and (iii) general principles of equity including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law.

This opinion is limited to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the federal laws of the United States of America and the internal laws of the State of Minnesota, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.  We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Warrants or Units.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto.  In giving this consent, we do not believe that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.  This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP